UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 22, 2013

CAPITAL BANK FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	001-35655 (Commission File Number)	27-1454759 (IRS Employer Identification No.)

121 Alhambra Plaza, Suite 1601
Coral Gables, Florida 33134

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (305) 670-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                                Section 8 – Other Events

Item 8.01        Other Events.

On July 22, 2013, Capital Bank Financial Corp. (the “Company”) submitted a redemption notice to the property trustee for the trust listed below, which will result in the redemption of the trust preferred securities identified in the table below on the redemption date specified below.  The trust preferred securities will be redeemed at the redemption price of $1,037.10 per share, plus accrued and unpaid distributions through the redemption date. The trust preferred securities have been callable at any time on or after September 7, 2010.  Under applicable regulatory capital guidelines issued by bank regulatory agencies, upon notice of redemption, these trust preferred securities will no longer qualify as Tier 1 capital for the Company.  These redemptions are consistent with the capital plan of the Company submitted to the Federal Reserve Board, and will be funded with available cash.

Trust Security                                      Liquidation Amount                           Redemption Date

TIBFL                                                  $8,000,000                                          September 7, 2013

Statutory Trust I 10.60%

Capital Securities

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        CAPITAL BANK FINANCIAL CORP.

                                                                        (Registrant)

Date:  July 22, 2013                           By:                  /s/ Christopher G. Marshall

                                                                                 Christopher G. Marshall

                                                                                 Chief Financial Officer